[FORM OF WARRANT]

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.


W - __


                     --------------------------------------

                             MARCAM SOLUTIONS, INC.
                          COMMON STOCK PURCHASE WARRANT
                     --------------------------------------



     This certifies that, for good and valuable consideration, Marcam Solutions, Inc., a Delaware corporation (the "Company"), grants to ____________________ (the "Warrantholder"), the right to subscribe for and purchase from the Company __________________________________ validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the Exercise Price (as defined in Section 1.1), at any time prior to 5:00 p.m., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.

     This Warrant was issued in connection with the distribution of all of the outstanding shares of Common Stock to stockholders of record of Marcam Corporation and certain related asset transfers by, and reorganization transactions with respect to, Marcam Corporation.

     1. Exercise Price; Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

          1.1 Exercise Price. The "Exercise Price" per share shall be equal to
(i) $15.36 minus the MAPICS Warrant Exercise Price divided by (ii) the Marcam Common Stock Distribution Ratio.

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                                      -2-


          1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

               (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal hours on any Business Day prior to the Expiration Date; and

               (b) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

     The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.3 below). Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender.

     1.3 Conversion Right.

               (a) In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.3. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section
          1.2 that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined herein) for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by
          (ii) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

               (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, with a duly executed Exercise Form with the conversion section completed, to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder will be issued pursuant to such conversion.


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                                      -3-


               (c) "Current Market Price" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                    (i) If the Common Stock is listed or admitted for trading on a national securities exchange (including the Nasdaq National Market), then the Current Market Price shall be the average of the last 30 "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 30 Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Current Market Price shall be the average of the last 30 "daily sales prices" of the Common Stock on the over-the-counter market on the last 30 Business Days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

                    (ii) If the Common Stock is not so listed or admitted to
               unlisted trading privileges or if no such sale is made on at least 25 of such days, then the Current Market Price shall be as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).

          1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form by the Company and, if the Conversion Right is not exercised, payment of the Exercise Price; provided, however, that if a determination by the Board of Directors is necessary pursuant to Section 1.3(c)(ii) such delivery shall be made promptly after such determination is made (such determination shall be made with reasonable promptness but no more frequently than on a quarterly basis). No fractional shares shall be issued upon the exercise of this Warrant, provided that the Warrantholder shall receive, in lieu of any fractional shares, cash in an amount equal to the product of the fraction multiplied by the Current Market Price of a share of Common Stock. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

          1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     2. Restrictions on Transfer; Restrictive Legends.

          2.1 This Warrant may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than an Affiliate of the Warrantholder without the prior written consent of the Company, which shall not be unreasonably withheld.

          2.2 Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, (iii) such Warrant or Warrant Shares are sold in compliance with Rule 144 (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed or (iv) the legend may be removed pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed.

     3. Reservation and Registration of Shares, Etc.

     The Company covenants and agrees as follows:

          (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

          (b) During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Loss or Destruction of Warrant.

     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. Certain Adjustments.

          6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

               (a) Stock Dividends, Splits, Combinations. If at any time after the date of the issuance of this Warrant the Company (i) declares a dividend or other distribution payable in shares of Common Stock or securities convertible into Common Stock or subdivides its outstanding shares of Common Stock into a larger number or (ii) combines it outstanding shares of Common Stock into a smaller number, then (x) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (i) above, be increased and, upon the occurrence of an event set forth in clause
          (ii) above, be decreased so that such Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (y) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

               (b) Distributions of Stock, Other Securities, Evidence of Indebtedness, Etc.

                    (i) Exercise Price Adjustment. In case the Company shall
               distribute to the holders of Common Stock shares of its capital stock (other than Common Stock or shares convertible into Common Stock for which adjustment is made under Section 6.1(a)), stock or other securities of the Company or any other Person, evidences of indebtedness issued by the Company or any other Person, assets (excluding cash dividends) or options, warrants or rights to subscribe for or purchase the foregoing, then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors) of the portion of the stock, other securities, evidences of indebtedness so distributed or of such options, warrants or rights applicable to one share of Common Stock (but such numerator shall not to be less than one) and (ii) the denominator of which shall be the Current Market Price of the Common Stock on such record date. Such adjustment shall become effective at the opening of business on the Business Day following the record date for the determination of stockholders entitled to such distribution.

                    (ii) Additional Warrant. In addition to the Exercise Price adjustment pursuant to clause (i) above, in case the Company shall distribute to the holders of Common Stock shares of its capital stock (other than Common Stock or shares convertible into Common Stock for which adjustment is made under Section 6.1(a)), stock or other securities of the Company or any other Person (the "Additional Shares"), then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Company shall, at its expense, cause an additional warrant (the "Additional Warrant"), substantially in the form of this Warrant, to be issued by the Company or such Person, as the case may be, to evidence the Warrantholder's right to acquire the kind and amount of Additional Shares receivable by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such distribution were made, subject to adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this
               Section 6. The Additional Warrant shall be subject to adjustments that shall be as nearly equivalent as practicable to the adjustments provided in this Section 6. The exercise price for each Additional Share shall be reasonably determined by the Company's Board of Directors in good faith after considering the relationship that exists (as of the date of the issuance of the Additional Warrant) between the Exercise Price and the Fair Market Value per share of the Common Stock; provided, however, that such exercise price shall in no event be greater than the amount by which the Exercise Price was adjusted pursuant to clause (i) above.

               (c) Reorganization, Merger, Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value), any consolidation or merger of the Company with or into another Person (other than a consolidation or merger of the Company in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or the sale of all or substantially all of the assets of the Company to another Person, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section 6 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.

               (d) Carryover. Notwithstanding any other provision of this
          Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

          6.2 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

          6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares shall be adjusted, as provided in Section 6.1, the Company shall forthwith file, at the principal office of the Company (or at such other place as may be designated by the Company); a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment, the computation by which such adjustment was made and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to the Warrantholder, at such Warrantholder's address as shown in the records of the Company.

     7. Amendments.

          Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

     8. Notices of Corporate Action.

     So long as this Warrant has not been exercised in full, in the event of

          (a) any taking by the Company of a record of all holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividends or distributions paid from the retained earnings of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any capital reorganization of the Company, any reclassification (other than a change in par value of the Common Stock) or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 10 days prior to the date therein specified (unless such date is beyond the control of the Company, in which case, as soon as practicable thereafter, but in no event more than 5 days thereafter), in the case of any date referred to in the foregoing subdivisions (i) and (ii).

     9. Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Additional Shares" has the meaning specified in Section 6.1(b)(ii).

     "Additional Warrant" has the meaning specified in Section 6.1(b)(ii).

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP 32 and GAP 21: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP 32 and the limited partners of GAP 21; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP 32 and the limited partners of GAP 21; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. In addition, GAP 32, GAP 21 and GAP Coinvestment Partners, L.P. shall be deemed to be Affiliates of one another.

     "Business Day" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of New York.

     "Common Stock" has the meaning specified on the cover of this Warrant.

     "Company" has the meaning specified on the cover of this Warrant.

     "Current Market Price" has the meaning specified in Section 1.3(c).

     "Distribution" shall mean the distribution of all of the then outstanding shares of the Common Stock of the Company by Marcam Corporation to its stockholders, as more fully described in the Proxy Statement/Prospectus dated June 16, 1997 relating to the Special Meeting of Stockholders of Marcam Corporation held on July 17, 1997.

     "Distribution Date" shall mean the date determined by the Board of Directors of Marcam Corporation on which the Distribution shall be effected.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

     "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

     "Exercise Price" has the meaning specified in Section 1.1.

     "Exercise Price Adjustment Ratio" shall mean a fraction, the numerator of which shall be the average of the closing sales prices per share of a share of the Marcam Common Stock on the Nasdaq National Market for the Measurement Period and the denominator of which shall be the sum of (i) the average of the closing sales prices per share of a share of the Marcam Common Stock on the Nasdaq National Market for the Measurement Period plus (ii) the product of (A) the average of the closing sales prices per share of a share of the Common Stock on the Nasdaq National Market for the Measurement Period multiplied by (B) the Marcam Common Stock Distribution Ratio.

     "Expiration Date" means July 23, 2003.

     "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP 21 and GAP 32.

     "GAP 32" means General Atlantic Partners 32, L.P., a Delaware limited partnership.

     "GAP 21" means General Atlantic Partners 21, L.P. a Delaware limited partnership.

     "MAPICS Warrant Exercise Price" shall mean the product (rounded to the nearest penny) obtained by multiplying $15.36 by the Exercise Price Adjustment Ratio.

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                                      -10-


     "Marcam Common Stock" shall mean the common stock, par value $.01 per share, of Marcam Corporation, a Massachusetts corporation.

     "Marcam Common Stock Distribution Ratio" shall mean .50.

     "Measurement Period" shall mean the five consecutive trading days beginning on the first trading day following the Distribution Date.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Securities Act" has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute. "Warrantholder" has the meaning specified on the cover of this Warrant.

     "Warrant Shares" has the meaning specified on the cover of this Warrant.

     10. Miscellaneous.

          10.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

          10.2 Binding Effect, Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

          10.3 Section and Other Headlines. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

               (a) if to GAP LP or GAP Coinvestment:

                       c/o General Atlantic Service Corporation
                       3 Pickwick Plaza
                       Greenwich, Connecticut 06830
                       Telecopy:    (203) 622-8818
                       Attention:   Mr. Stephen P. Reynolds

                       with a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York 10019-6064
                       Telecopy:    (212) 757-3990
                       Attention:   Matthew Nimetz, Esq.

               (b) if to the Company:

                       Marcam Solutions, Inc.
                       95 Wells Avenue
                       Newton, Massachusetts 02159
                       Telecopy:    (617) 964-5614
                       Attention:   Chief Executive Officer

                       with a copy to:

                       Testa, Hurwitz & Thibeault, LLP
                       High Street Tower
                       125 High Street
                       Boston, Massachusetts 02110
                       Telecopy:    (617) 248-7100
                       Attention:   Mark H. Burnett, Esq.

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

          10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          10.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          10.7 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.


          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                             MARCAM SOLUTIONS, INC.



                                             By:
                                                  ---------------------------
                                             Name:
                                             Title:

Dated: July __, 1997

                                                                       EXHIBIT A
                                                                       ---------


                                  EXERCISE FORM
                                  -------------

                 (To be executed upon exercise of this Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase _________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of Marcam Solutions, Inc. in the amount of $______] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for [such Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 1.3] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

          The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:
       ----------------------------

                             Signature
                                        ---------------------------------------


                                        ----------------------------------------
                                                     (Print Name)

                                        ----------------------------------------
                                                    (Street Address)

                                        ----------------------------------------
                                        (City)                (State) (Zip Code)

Signed in the presence of:


-------------------------------------

     NOTE: The above signature must correspond with the name as written upon the face of this Warrant in every particular way, without any alteration whatsoever.

     Any unexercised Warrants evidenced by the Warrant Certificate are to be issued to:

Name:                                 (please print)
     -------------------------------

Address:
        ----------------------------

Taxpayer Identification or Social Security Number:
                                                    ---------------------------